Exhibit 8.1


                              Jenkens & Gilchrist                  AUSTIN, TEXAS
                          A PROFESSIONAL CORPORATION              (512) 499-3800
                                                               CHICAGO, ILLINOIS
                                 1401 MCKINNEY                    (312) 425-3900
                                   SUITE 2700                      DALLAS, TEXAS
                              HOUSTON, TEXAS 77010                (214) 855-4500
                                 (713) 951-3300 LOS ANGELES, CALIFORNIA
                            FACSIMILE (713) 951-3314 (310) 820-8800
                                                              NEW YORK, NEW YORK
      Donald W. Brodsky          www.jenkens.com                  (212) 704-6000
       (713) 951-3341                                       PASADENA, CALIFORNIA
    dbrodsky@jenkens.com                                          (626) 578-7400
                                                              SAN ANTONIO, TEXAS
                                                                  (210) 246-5000
                                                                WASHINGTON, D.C.
                                                                  (202) 326-150

                               Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION



                                 June 23, 2004



Swift Energy Company
16825 Northchase Drive, Suite 400
Houston, Texas  77060

Ladies and Gentlemen:

     We have acted as special tax counsel to Swift Energy Company, a Texas corporation (the "Company"), in connection with its preparation of a prospectus supplement ("Prospectus Supplement") dated June 9, 2004 to the prospectus dated May 11, 2004 of the Company ("Prospectus") which was filed with the Securities and Exchange Commission pursuant to Rule 424(b), relating to Registration Statement No. 333-112041 on Form S-3 (the "Registration Statement") with respect to the Company's issuance of its 7 5/8% Senior Notes due 2011 (the "Notes") in the principal amount of $150,000,000. Except as otherwise indicated, capitalized terms used herein shall have the meanings assigned to them in the Prospectus Supplement.

     Set forth below is our opinion, together with the representations, assumptions and documents upon which we have relied in rendering our opinion and any limitations on our opinion.

     A. Documents Reviewed

     In connection with the opinion rendered below, we have reviewed and relied upon the following documents:

          1.   the Registration Statement;

          2.   the Prospectus Supplement;

          3.   the Prospectus;

          4. the form of Indenture and form of First Supplemental Indenture proposed to be entered into between the Company and Wells Fargo Bank, NA, as Trustee, pertaining to the Notes;



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June 23, 2004
Page 2


          5. a Company's Officer's Certificate relating to the tax opinion dated June 23, 2004 (the "Officer's Certificate"); and

          6. such other documents as we deemed necessary for purposes of rendering the opinion.

     B. Representations

     In connection with the opinion rendered below, we have reviewed and relied upon the factual representations set forth in the Officer's Certificate.

     C. Assumptions

     In connection with the opinion rendered below, we have assumed:

     1. that all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are accurate, that all information submitted to us is accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us are competent to execute and deliver such documents;

     2. that the issuance, description of and transactions regarding the Notes described in the Registration Statement and the Prospectus Supplement will be timely consummated as contemplated in the Prospectus Supplement and without waiver of any material provision thereof; and

     3. the Officer's Certificate is true and accurate in all material respects as of this date.

     D. Opinion

     Based  solely  upon the  documents  and  assumptions  set  forth  above and conditioned upon the initial and continuing accuracy of the factual representations set forth in the Officer's Certificate as of the date hereof, it is our opinion that the descriptions of the law contained in the Prospectus Supplement under the caption "Certain U.S. Federal Income Tax Considerations" are correct in all material respects and that the discussion thereunder represents an accurate summary of (i) certain material United States federal income tax consequences of the purchase, ownership and disposition of the Notes by an initial purchaser who is a U.S. Holder and who acquires the Notes in the initial offering at the public offering price set forth on the cover page of the






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June 23, 2004
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Prospectus  Supplement;  and; (ii) certain material United States federal income and estate tax consequences of the purchase, ownership and disposition of the Notes by an initial purchaser who is a Non-U.S. Holder and who acquires the Notes in the intial offering at the public offering price set forth on the cover page of the Prospectus Supplement.

     E. Limitations

     1. Except as otherwise indicated, the opinion contained in this letter is based upon the Code and its legislative history, the Treasury regulations promulgated thereunder (the "Regulations"), judicial decisions, and current administrative rulings and practices of the Internal Revenue Service, all as in effect on the date of this letter. These authorities may be amended or revoked at any time. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date thereof and could significantly alter the conclusions reached in this letter. There is no assurance that legislative, judicial, or administrative changes will not occur in the future. We assume no obligation to update or modify this letter to reflect any developments that may occur after the date of this letter.

     2. The opinion expressed herein represents counsel's best legal judgment and is not binding upon the Internal Revenue Service or the courts and is dependent upon the accuracy and completeness of the documents we have reviewed, and the assumptions made and the factual representations contained in the Officer's Certificate. To the extent that any of the factual representations provided to us in the Officer's Certificate are with respect to matters set forth in the Code or the Treasury Regulations, we have reviewed with the individuals making such factual representations the relevant portions thereof and are reasonably satisfied that such individuals understand such provisions and are capable of making such factual representations. We have not made an independent investigation of the assumptions set forth above, the facts contained in the documents, or the facts set forth in the Officer's Certificate, Registration Statement, or Prospectus Supplement. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such assumptions, facts or documents in a material way. Any material inaccuracy or incompleteness in these documents, assumptions or factual representations could adversely affect the opinion stated herein.

     3. We are expressing an opinion only as to those matters expressly set forth in Section D above. No opinion should be inferred as to any other matters and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. This opinion does not address the various state, local or foreign tax consequences related to the offering or other transactions contemplated by the Registration Statement. In addition, no opinion is expressed as to any U.S. federal income tax consequences of any other transactions related to the Notes except as specifically set forth herein.



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June 23, 2004
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     4. This opinion  letter is issued  solely for the benefit of the Company in connection with the Prospectus Supplement and no other person or entity may rely hereon without our express written consent. We are furnishing this opinion solely in our capacity as special tax counsel to the Company. This opinion letter may be filed with the Securities and Exchange Commission by virtue of the filing of a Form 8-K by the Company. Furthermore, we consent to the reference to Jenkens & Gilchrist, a Professional Corporation, under the caption Legal Matters in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,

                                        JENKENS & GILCHRIST,
                                        a Professional Corporation



                                        By: /s/Andrius R. Kontrimas
                                           -------------------------------------
                                           Andrius R. Kontrimas,
                                           Authorized Signatory


cc:      Ms. Lisa Rossmiller [Firm]